Filed Pursuant to Rule 433

Registration Nos. 333-181466 and 333-181466-01

GE Capital Credit Card Master Note Trust (GEMNT), Series 2013-1

JOINT BOOKRUNNERS:  RBC (B&D), CS
CO-MANAGERS:  CRT Capital, Natixis, SocGen, Williams

CLS	SIZE(mm)	WAL	M/F	E.FINAL	L.FINAL	SPRD	YLD	COUPON	PRICE
A	$800.000	4.97	Aaa/AAA	03/15/18	03/15/21	iS+40	1.355%	1.35%	99.99421%
B	$100.946+	4.97	A2/A+	03/15/18	03/15/21	*Retained*

- Expected Settlement:	03/26/13
- First Payment Date:	05/15/13
- SEC Registered:	Yes
- ERISA Eligible:	Yes
- Min Denoms:	Class A: $200k x $1k; Class B: $200k x $1
- CUSIPs:	Class A: 36159JDQ1 Class B: 36159JDR9
- B&D:	RBC

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